U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

INTERNATIONAL BRANDS MANAGEMENT GROUP, LTD.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	26-1371256 (I.R.S. Employer Identification No.)

25 East 22nd Street New York, New York (Address of Principal Executive Offices)	10010 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates (If applicable): 333-147586

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one share of Common Stock and one Common Stock Purchase Warrant	American Stock Exchange

Common Stock, $.0001 par value	American Stock Exchange

Common Stock Purchase Warrants	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

_________________________________________________________________________
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock and common stock purchase warrants of International Brands Management Group Ltd. (the “Company”). The description of the units, common stock and common stock purchase warrants contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission on November 21, 2007, as amended from time to time (File No. 333-147586) (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Index to Exhibits.
*3.1	Amended and Restated Certificate of Incorporation
*3.2	By-Laws
*4.1	Specimen Unit Certificate
*4.2	Specimen Common Stock Certificate
*4.3	Specimen Warrant Certificate
*4.4	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant
*

Incorporated by reference to the corresponding exhibit of the same number filed with the Company’s Registration Statement on Form S-1, as amended, which was initially filed with the Securities and Exchange Commission on November 21, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INTERNATIONAL BRANDS MANAGEMENT GROUP LTD.
Date: March 3, 2008	By:	/s/ Christopher H. Heyn
Christopher H. Heyn, President, Chief Operating Officer and Secretary